                                  EXHIBIT 99.1


Contact
-------
Brandi R. Whaley, Public Relations Specialist
(717) 735-5651

MARCH 1, 2002
FOR IMMEDIATE RELEASE

Sterling Financial Corporation Declares a Cash Dividend

LANCASTER, PA - Sterling Financial Corporation (NASDAQ: SLFI) is pleased to announce that a $.20 per share cash dividend was declared on February 27, 2002. The dividend is payable on April 1, 2002, to shareholders of record March 15, 2002. This dividend represents a 5.3% increase over the $.19 dividend per share paid in April 2001.

Sterling Financial Corporation now operates 51 banking locations in south central Pennsylvania and northern Maryland, through its subsidiary banks, Bank of Lancaster County, N.A., Bank of Hanover and Trust Company, First National Bank of North East and Bank of Lebanon County. As of December 31, 2001, total assets of Sterling Financial Corporation were approximately $1.86 billion. Sterling Financial Corporation also owns Sterling Financial Trust Company, which has close to $1 billion in assets under management.

                                       ###




                                       5